UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 3, 2009
                ________________________________________________
                Date of Report (Date of earliest event reported)


                            MAINLAND RESOURCES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           NEVADA                      000-52782                 90-0335743
____________________________    ________________________     ___________________
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                       20333 STATE HIGHWAY 249, SUITE 200
                              HOUSTON, TEXAS 77070
               ___________________________________________________
               (Address of principal executive offices) (Zip Code)


                                 (281) 469-5990
               __________________________________________________
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on December 3, 2009, the Board of Directors of Mainland Resources, Inc., a Nevada corporation (the "Company") accepted the respective consents of Peter G. Wilson as the Vice President of Business Development and a member of the Board of Directors and Johnathan A. More as a member of the Board of Directors of the Company.

The Board of Directors also accepted the resignations of Michael J. Newport, Mark Witt, Charles Morrison and Jack Cox as members of the Board of Directors. The resignations as members of the Board of Directors were tendered by Messrs. Newport, Witt, Morrison and Cox as a result of prior diligent analysis by the Board of Directors regarding creation of an independent board of directors, which would be in the best interests of the Company and its shareholders. Therefore, the resulting resignations and reduction in the total number of members of the Board of Directors results in a more independent board of directors commensurate with the size of the Company. Messrs. Newport and Witt will continue to provide their invaluable services to the Company in their respective executive roles. Mr. Newport will remain as the President/Chief Executive Officer of the Company and Mr. Witt remains as the Secretary/Treasurer and Chief Financial Officer of the Company. And Messrs. Morrison and Cox will continue to provide their invaluable services to the Company in their respective roles as advisors to the Company.

Therefore, as of the date of this Current Report, the Company's Board of Directors is comprised of the following individuals: Simeon King Horton, Angelo Viard, William Thomas, Peter Wilson, and Johnathan More.

BIOGRAPHIES

PETER G. WILSON. Mr. Wilson is the Vice President of Business Development and a member of the Board of Directors effective as of December 4, 2009. During the past eighteen years, Mr. Wilson has been involved in senior level management of public companies through his private investment company. His experience spans a wide range of project finance, development and contract negotiations within the mining, energy and real estate industries. Mr. Wilson's business experience includes international assignments in the United Kingdom, Canada, the United States, Switzerland and Norway. Mr. Wilson has worked extensively with overseas investor groups and within the E & P market in Louisiana, Texas and Oklahoma. From approximately October 2008 to present, Mr. Wilson has lead the finance and exploration team as the President/Chief Executive Officer of Morgan Creek Energy Corp., a publicly listed company on the Over-the-Counter Bulletin Board, which is planning new drilling initiatives in Oklahoma and New Mexico in late 2009 and 2010. During April 2007 through October 2009, Mr. Wilson was the president and a director of Hana Mining Ltd., a publicly TSX-V listed exploration company seeking to develop a major copper-silver resource in Botswana, Africa. As the lead financier, Mr. Wilson raised more than CDN $12,000,000 which lead to the current discovery of more than 3 billion pounds of copper and 52 million ounces of silver. Additionally, during 2005 and 2006, he served as the president and chief executive officer of Sun Oil and Gas Corp., and from 1997 to 2005, Mr. Wilson was a director and vice president of Petroreal Oil Corp., a small oil producer engaged in energy asset purchases aggregating more than $130,000,000. From 1993 to 1999, Mr. Wilson was the vice president of Samoth Equity Corporation (now Sterling Center Corp.), a $150,000,000 real estate lender, where he began his involvement with capital markets and finance.

JOHNATHAN A. MORE. Mr. More is a member of the Board of Directors effective as of December 4, 2009. Mr. More has been in the investment business for the past twelve years. During that time, he was an investment advisor with the brokerage firms Goepel McDermid Securities, Dundee Securities and most notably, Canaccord Capital Corporation in Vancouver, Canada. Mr. More was a top producer in his four-year tenure with Canaccord and was awarded a vice president position. He elected to retire from Canaccord in August 2008 in order to pursue personal financial opportunities. In February 2009, Mr. More founded an investment


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banking  company,  JM Finance  Ltd.,  which he oversees as  president  and chief executive officer. He has been applying his history of achievements from the brokerage sector to projects in North American and European Capital markets with a focus on natural resource industries. He currently serves as president and chief executive officer of Aldrin Resource Corp, a publicly listed TSX Venture Canadian-based mining company and as president and chief executive officer of Mira Resources Corp, a TSX NEX exchange company seeking to acquire oil and gas assets in Ghana, Africa.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

(C) SHELL COMPANY TRANSACTION.

    Not applicable.

(D) EXHIBITS.

    Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MAINLAND RESOURCES, INC.

Date: December 7, 2009.

                            /s/ MICHAEL J. NEWPORT
                            ________________________________________
                            Name: Michael J. Newport
                            Title: President/Chief Executive Officer


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